UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the

                         Securities Exchange Act of 1934

                                 PENTACON, INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                    76-0531585
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

        9821 KATY FREEWAY, SUITE 500
        HOUSTON, TEXAS                                             77024
(address of principal executive offices)                         (Zip Code)

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                              NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED:                             EACH CLASS IS TO BE REGISTERED:

Common Stock, par value $.01                     New York Stock Exchange
per share


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A(c)(1) please check the following box |_|

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registrations statement under the Securities Act of 1933 pursuant to General Instruction A(c)(2) please check the following box. |_|

SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

None.

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
ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

            A description of the common stock, par value $.01 per share of Pentacon, Inc. (the "Registrant") to be registered hereunder is set forth under the caption "Description of the Stock" in the prospectus included in the Registrant's Registration Statement on Form S-1 (No. 333-41383), as filed with the Securities and Exchange Commission on December 3, 1997 under the Securities Act of 1933, as amended, and will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

ITEM 2.     EXHIBITS

      The following exhibits to this Registration Statement on Form 8-A are either filed herewith or are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission.

            1. Second Amended and Restated Certificate of Incorporation of the
               Registrant.

            2. Bylaws of the Registrant, as amended.

            3. Form of certificate evidencing common stock.

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
                                          SIGNATURE

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: January 13, 1998

                                          PENTACON, INC.

                                          BY:

                                          By: /s/ BRIAN FONTANA
                                          Name: Brian Fontana
                                          Title:  Senior Vice President and
                                                  Chief Financial Officer

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
                                  EXHIBIT INDEX

EXHIBIT
NUMBER
------

*1 Second Amended and Restated Certificate of Incorporation of the Registrant.

*2           Bylaws of the Registrant, as amended.

*3           Form of certificate evidencing common stock.

-----------------------------
* Incorporated by referenced from the Registrant's Registration Statement on Form S-1 (No. 333-41383), as amended, pursuant to Rule 12b-32.

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